                           ASSET PURCHASE AGREEMENT


         THIS AGREEMENT, dated January 3, 1997 as of December 31, 1996, by and among BATTERIES ACQUISITION CORP., a New York corporation ("Buyer"), BATTERIES BATTERIES, INC., a Delaware corporation ("BBI"), WSJ ENTERPRISES, INC., an Illinois corporation 4071 Albany Street, McHenry, Illinois 60050 ("Seller") and WILLIAM S. SAPP, ("WS Senior") and DOLORES SAPP who reside at 2733 Laguna Shores Lane, Las Vegas, Nevada 89121, SUSAN GRANDT ("SG") who resides at 3731 Pitzen Road, McHenry, Illinois 60050, WILLIAM STEVEN SAPP ("WSS") who resides at 17778 Old Winery Way, Poway, California 92064 and JAMES SAPP ("JS") who resides at 2733 Laguna Shores Lane, Las Vegas, Nevada 89121 (the foregoing individuals are hereinafter collectively referred to as the "Stockholders").

         WHEREAS, the Seller conducts a battery distribution business (the "WSJ Enterprises Business") and desires to sell, and the Stockholders desire Seller to sell the WSJ Enterprises Business and the assets comprising that business to Buyer;

         WHEREAS, BBI which owns the outstanding capital stock of the Buyer is engaged in the ownership and operation of a battery distribution business on a national basis and is acquiring at the time of the acquisition to be effected under this Agreement the outstanding capital stock of Battery Network Inc. ("Battery Network") pursuant to a Stock Purchase Agreement among BB1, Battery Network, SG, WSS and JS (the "BN Stock Agreement") and of W.S. Battery and Sales Company, Inc. ("WSB") pursuant to a Stock Purchase Agreement among BBI, WSB and W.S. Battery Sales & Co. Inc. Employee Stock Ownership Plan and Trust (the "ESOP WSB Stockholder"), the sole stockholder of WSB (the "WSB Stock Agreement"), and desires to have the Buyer acquire and the Buyer desires to acquire from the Seller the WSJ Enterprises Business and its related assets;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereinafter set forth, the parties agree as follows:



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                                   ARTICLE I
                                    ASSETS

         1.1 Assets to be Sold. In reliance upon the representations, warranties and agreements of the parties hereto contained herein, Seller hereby agrees to sell, transfer and convey and the Stockholders have caused the Seller to agree to sell, transfer and convey, to Buyer at the Closing, and the Buyer hereby agrees to purchase and BBI hereby agrees to cause Buyer to purchase from the Seller at the Closing, the Transferred Assets of the Seller, as hereinafter defined, free and clear of all liens, charges and encumbrances, and the WSJ Enterprises Business. Seller shall retain the Retained Assets, as hereinafter defined.

         1.2 Transferred Assets. The term "Transferred Assets" shall mean all of the assets, except the Retained Assets, of the Seller at the Closing, including, but not limited to, the following specified assets to the extent that such assets are not Retained Assets:

                  (a) All outstanding contracts, agreements, leases, arrangements, commitments and understandings, whether written or oral, related to the WSJ Enterprises Business or the conduct thereof to which Seller is a party, including those which are listed or referred to on Schedule 1.2(a) hereto but none related to the Retained Assets except as they give rise to insurance or indemnification of the Buyer as successor to the WSJ Enterprises Business or the Transferred Assets.

                  (b) Lease security deposits set forth in Schedule 1.2(b) (the "Schedule 1.2(b) Deposits") and the prepaid expenses relating to but not limited to, utility deposits and similar monies held by third parties, drawings, hardware, software and all other operating assets used in or required for the continuance by the Buyer of the WSJ Enterprises Business, whether tangible or intangible, at the Closing.

                  (c) All supply contracts, purchase contracts, service contracts and confidentiality agreements to which Seller is a party that are related to or connected with the WSJ Enterprises Business, including those set forth in Schedule 1.2(c).

                  (d) All copyrights, reprint, rights, trademarks, trademark licenses, trade names, the sole and exclusive perpetual right to the use of the name "Alexander Battery" to the extent possessed by Seller, patents, brand names, slogans, franchises, licenses, authorizations, inventions, processes, know-how, formulas, trade secrets and other intangible assets relating to or used in the

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WSJ Enterprises Business owned by Seller (the foregoing, together with all pending applications for any of the above, if and as appropriate, collectively "Intangible Assets"), all listed on Schedule 1.2(d) attached hereto.

                  (e) All accounts receivable, bills and notes receivable of, commercial paper of, acceptances and any other evidences of indebtedness to, the Seller outstanding as of the Closing Date arising from the WSJ Enterprises Business, including, but not limited to, those accounts receivable, bills and notes receivable outstanding listed on Schedule 1.2(e), except for those receivables in the amounts and from customers set forth on Schedule 1.2(e)-1 generated from sales outside of the United States (the "Foreign Receivables").

                  (f) The inventory acquired or assembled for the WSJ Enterprises Business owned by the Seller.

                  (g) The furniture and fixtures owned by the Seller (including those listed on Schedule 1.2(g) attached hereto).

                  (h) All machinery, vehicles and equipment owned by Seller (including those listed on Schedule 1.2(h) attached hereto)

                  (i) All supplies and materials, including, but not limited to, films and plates as to the catalogues, owned by the Seller and used in connection with the WSJ Enterprises Business.

                  (j) All lists of customers and vendors and records of Seller other than those specified as part of the Retained Assets.

                  (k) All properties, real or personal, leased by Seller (including those listed on Schedule 1.2(k) hereto) other than those specified as part of the Retained Assets.

                  (l) The cash on hand of Seller at the Closing, including all cash on hand as of the Closing in the bank accounts maintained by Seller.

                  (m) All rights and claims of Seller, including claims under insurance policies, for damages or losses suffered by Seller or for damage to Transferred Assets of the Seller to the extent that any damaged Transferred Assets have not been repaired or replaced prior to Closing.

                  (n) All licenses, permits and authorizations issued by any governmental authority relating to the Transferred Assets or the WSJ Enterprises Business which are assignable (collectively the "Permits") and

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                  (o) The Books and Records, as defined in Section 2.3(b)(iii)
of Seller, relating to its WSJ Enterprises Business, through the Closing.

         1.3 Retained Assets. The term "Retained Assets" shall mean the following specified assets of the Seller:

                  (a) The Foreign Receivables set forth on Schedule 1.2(e)-1;
and

                  (b) The stock books, corporate minutes and original tax returns of the Seller (except that Seller shall provide copies of the foregoing to the Buyer).

         1.4 Assumed Liabilities. Buyer shall assume and undertake to perform all obligations of Seller under the leases, agreements and contracts included in the Transferred Assets, but only those obligations which relate to purchases or sales effected, or properties provided, after the Closing ("Assumed Liabilities").

                                  ARTICLE II
                                PRICE AND TERMS

         2.1 Consideration. (a) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Seller and Stockholders contained herein, Seller shall sell, convey, assign, transfer and delivery at the Closing to the Buyer the WSJ Enterprises Business and Transferred Assets and Buyer shall pay and BBI shall cause Buyer to pay at the Closing to Seller, in full payment therefor the purchase price of $678,443.48 less a credit of $529,228.48 for the Foreign Receivables set forth on Schedule 1.2(e)-1 and the balance of the amount of the Foreign Receivables not paid to BBI pursuant to Section 5.6 of the BN Stock Agreement by the BN Stockholders. Payment of the Purchase Price shall be by means of a wire transfer in federal funds to the bank account at the McHenry State Bank, McHenry, Illinois designated to Buyer by the Seller in the amount of $149,215.

                  (b) In the event the amount by which the Closing Combined Net Worth of Battery Network, WSB and Enterprises as determined pursuant to
Section 2.2 of the BN Stock Agreement is less than $8,000,000 (the "Deficiency") and such Deficiency exceeds the payment made by the BN Stockholders pursuant to Section 2.2(b) of the BN Stock Agreement by the BN Stockholders, Seller and the Stockholders jointly and severally agree to pay BBI the balance of the Deficiency not paid in the form of a certified check in such amount to the order of BBI.

         2.2 Liabilities Not Assumed. Except as and to the extent otherwise expressly provided in this Agreement and the Undertakings, Buyer has not agreed to pay, shall not be required to assume, and shall have no liability or obligation with respect to, any of the obligations with respect to the acquisition, lease rental or maintenance of any of the Retained Assets. Seller shall pay and discharge any current liability or obligation of Seller not expressly assumed by Buyer hereunder no later than the Closing Date.

         2.3      Documents of Sale and Conveyance.

                  (a) The sale, conveyance, assignment, transfer and delivery of the Transferred Assets shall be effected by delivery at the Closing by Seller to Buyer of:

                           (i) duly executed bills of sale substantially in
                  the form of Exhibit A hereto (collectively, the "Bills of Sale");

                           (ii) instruments of assignment with respect to any
                  interest Seller has in all copyrights, patents, trade or service names and marks, and assumed names and all applications therefor relating to the WSJ Enterprises Business or any of Transferred Assets, all in recordable form (collectively, the "Instruments of Assignment"); and

                           (iii) such other good and sufficient instruments of
                  conveyance and transfer as shall be necessary to vest in Buyer good and valid title to the Transferred Assets (collectively, the "Other Instruments"), free and clear of all liabilities, obligations, claims, liens and encumbrances (whether absolute, accrued, contingent or otherwise) except to the extent herein otherwise provided.


                  (b) Additional Deliveries by Seller and Stockholders. In addition to the items set forth in Section 2.3(a), and as conditions to the agreements hereunder by the Buyer and BBI, the Seller shall deliver at the Closing to the Buyer:

                           (i) executed counterparts of the consents referred
                  to in Schedule 3.10 hereof;

                           (ii) the certificates of insurance from the
                  insurance companies as to the transfer to Buyer of insurance policies owned by Seller, as referred to in Section 3.18; and

                           (iii) the opinion of counsel in the form of Exhibit
                  B hereto.

                  Seller shall deliver at the Closing to the Buyer at the current premises of Seller all books and records (including all computerized records and other computerized storage media and the software used in connection therewith) of the Seller other than those relating to the Retained Assets (collectively, "Books and Records"), including, without limitation, all Books and Records relating to the catalogues, mail orders, purchase of materials, supplies and services for, and dealings with vendors, customers and distributors of, the Seller, and the general ledgers and all other existing records of the Seller other than the corporate minute books, capital stock book or original tax returns of the Seller (provided, however, true and complete copies of Seller's tax returns shall be furnished to Buyer).

                  (c) Deliveries by Buyer. Buyer shall deliver at the Closing to the Seller as a condition to the agreements hereunder of the Seller and Stockholders, the following:

                           (i) the wire transfer of federal funds referred to
                  in Section 2.1(a) and Section 6.1 hereof to the Seller;

                           (ii) undertakings to pay and perform the Assumed
                  Liabilities; and

                           (iii) the opinion of counsel in the form of Exhibit
                  B-1 hereto.

         2.4 No Assumption of Obligation Unless Expressed. Except for obligations expressly assumed by the Buyer hereunder, there shall be no liability or obligation of the Buyer or BBI to Seller, the creditors of Seller, the Stockholders, or to others, growing out of or arising from the sale by the Seller of the WSJ Enterprises Business and Transferred Assets to the Buyer under the provisions of this Agreement.

         2.5 Mail and Funds Received After Closing. Seller and the Stockholders agree to promptly remit to Buyer all orders, funds and checks received after the Closing Date by Seller or a Stockholder with respect to the WSJ Enterprises Business or any of the Transferred Assets, and deliver or cause to be delivered to Buyer all correspondence addressed to Seller or a Stockholder relating to the WSJ Enterprises Business or the Transferred Assets; and (ii) Buyer may open all mail addressed to Seller or a Stockholder and, to the extent that such mail and the contents thereof relate to WSJ Enterprises Business or any of the Transferred Assets, deal with the contents thereof. Buyer shall promptly deliver to the Seller or the Stockholders all other mail addressed to the Seller or Stockholder and received by Buyer and shall promptly remit to Seller all funds and checks received after the Closing Date in payment of the Foreign Receivables and checks received in payment of the Uncollected Accounts after payment therefor by the Seller or the BN Stockholders.

         2.6 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the time and at the offices of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC, One Citicorp Center, 153 East 53rd Street, New York, New York at 10:00 a.m. on January 3, 1997 (the "Closing Date").

                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS

         To induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller and the Stockholders jointly and severally represent and warrant to Buyer as follows:

         3.1 Organization and Qualification of Seller. Seller is a corporation duly organized and validly existing under the laws of the State of Illinois, and has the corporate power to own its assets and to conduct its business as it is presently being conducted, the only jurisdiction where the failure to qualify in the aggregate has not and will not have a material adverse effect on its business or the prospects of the WSJ Enterprises Business or Seller's ability to enforce its contracts. Seller has previously delivered to the Buyer correct and complete copies of its Certificate of Incorporation, as amended to date, and By-Laws, as amended to date.

         3.2      Authorization of Agreements; No Violations.

                  (a) This Agreement has been, and the instruments and agreements contemplated herein, including, but not limited to, Bills of Sale and Instruments of Assignment (collectively, the "Related Instruments") and other agreements and documents executed in connection with the transactions contemplated hereby (the "Closing Documents") have been duly executed and delivered and constitute the valid and binding obligations of Seller and the Stockholders thereto, and each of the foregoing is enforceable against the Seller and the Stockholders thereto, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except to the extent that the remedy of specific enforcement, injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceedings therefor may be brought.

                  (b) The execution and delivery and the performance of this Agreement, the Related Instruments and the Closing Documents, to the knowledge of Seller and Stockholders, do not, with or without the giving of notice and/or the passage of time:

                           (i) violate in any material respect any provision
                  of law applicable to Seller and Stockholders or the corporate charter or By-Laws of Seller;

                           (ii) violate, conflict with, result in the breach
                  or termination of, any provision of, constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which Seller or a Stockholder is a party or by which Seller or a Stockholder or any material asset or property of Seller is or may be bound (the "Binding Agreements") or give any party other than a Stockholder or Seller the right to accelerate any material obligation thereunder, except where such violation, conflict, breach, default or termination would not have a materially adverse effect upon the WSJ Enterprises Business or the combined financial condition or combined results of operations of Seller, Battery Network and WSB (collectively the "Combined Financial Condition" and "Combined Results of Operations") or prospects of Seller or the transferability or value of the properties or assets of Seller; or

                           (iii) result in the creation of any lien, charge or
                  encumbrance upon any of the properties or assets of Seller pursuant to any of the Binding Agreements. Neither such execution, delivery and performance nor compliance by Seller or a Stockholder with the terms and provisions hereof violate any law or, with or without the giving of notice and/or the passage of time, conflict with or result in a breach of any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller or a Stockholder is subject or by which any of the assets of Seller may be bound.

         3.3 Financial Statements. The Stockholders have caused Seller to deliver to Buyer the Combined Balance Sheets of Seller, Battery Network, and WSB as of September 30, 1996 (the "September 30, 1996 Combined Balance Sheet"), December 31, 1995 and December 31, 1994 and the related Combined Statements of Income and Cash Flow of Seller, Battery Network and WSB for the nine months ended September 30, 1996 and for each of the years ended December 31, 1995, and December 31, 1994 (collectively the "Audited Financial Statements") prepared from the books and records of the Seller, and certified by Deloitte & Touche, independent public accountants. The Audited Financial Statements fairly present the Combined Financial Condition as of September 30, 1996, December 31, 1995 and December 31, 1994, and the Combined Results of Operation for the periods then ended. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied. The Closing Combined Net Worth as defined in Section 2.2 of the BN Stock Agreement is at least $8,000,000.

         3.4 Transfer and Title to the Transferred Asset. Upon delivery of the Transferred Assets to Buyer at Closing, the Buyer will receive good and marketable title to the Transferred Assets, free and clear of any lien, pledge, option, contractual right, equitable right, charge or other encumbrances of any kind whatsoever, except for the liens and encumbrances created under the Revolving Credit, Term Loan and Security Agreement among IBJ Schroder Bank & Trust Company, BBI and the subsidiaries of BBI.

         3.5 Tangible Assets. Seller does not own any real property. Schedule
3.5 hereto is a complete and correct list of all material items (a book value of at least $25,000) of tangible personal property, other than inventory, and fixtures of Seller, all of which were included on the September 30, 1996 Balance Sheet, and all of which are currently used or useable in the conduct of the WSJ Enterprises Business and are in the aggregate in good condition and repair, reasonable wear and tear excepted.

         3.6      Intangible Assets.

                  (a) Schedule 3.6 identifies all patents, trademarks, trade names (including the name "Alexander Battery"), service marks, copyrights, registrations or applications with respect to any of the foregoing, renewals or assignments, and all rights in, to, or respecting such renewals and licenses or rights under the same presently owned, being used, or presently intended to be acquired (identified as such) by Seller (collectively referred to herein as the "Business Rights"). To the extent indicated in Schedule 3.6, the same have been duly registered in the offices indicated therein. There are no claims or demands of any other person, firm, corporation or entity of which the Seller or the Stockholders are aware pertaining to any of such rights; and no proceedings have been instituted, are pending, or, to the knowledge of the Seller or the Stockholders, are threatened, which challenge, oppose or threaten interference, cancellation, nullification or concurrent use with any of the Business Rights. To the knowledge of Seller and the Stockholders, none of the Business Rights infringed on or otherwise violate the rights of others or are being infringed on by others; and none are subject to any outstanding order, decree, judgment or stipulation. No licenses, sublicenses or agreements pertaining to any of the Business Rights are in effect, other than as set forth in Schedule 3.6. Neither Seller nor any of the Stockholders has been formally charged with infringement of any adversely-held Business Right with respect to Seller or any Business Right used in connection with the WSJ Enterprises Business.

                  (b) Seller owns and possesses all Business Rights which, to the knowledge of Seller and the Stockholders, are necessary for, and being used in the conduct of, or in connection with, the WSJ Enterprises Business as was conducted on September 30, 1996 and as is currently being conducted; all are in full force and effect and have not been amended or modified. Except as set forth in Schedule 3.6, Seller has not sold, assigned, transferred, licensed, sublicensed or conveyed all or any interest in any of the Business Rights to any person, and has the right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to the Business Rights set forth on the Schedule.

         3.7 Books and Records. The books and records of Seller have been maintained on a basis consistent with prior years and accurately reflect the basis for amounts set forth on the Audited Financial Statements delivered pursuant to Section 3.3.

         3.8 Inventory. All of the inventory of the Seller, Battery Networks and WSB included on the September 30, 1996 Combined Balance Sheet and the Closing Combined Balance Sheet is of a quality and quantity currently usable in the ordinary course of the Battery Network Business, WSB Business or WSJ Enterprises Business. The present quantity of all current and usable inventory, after giving effect to the inventory reserve established in accordance with GAAP, is at a level consistent with the past practices of Battery Network, WSB and Seller.

         3.9      Contracts and Commitments.

                  (a) Except as set forth in Schedule 3.9 or Schedule 3.10 on the date of this Agreement:

                           (i) Seller is not a party to or bound by any
                  distribution agreement, sales representative agreement, dealer agreement, collective bargaining agreement, loan agreement, agreement guaranteeing the obligations of liabilities of others, construction or building modification agreement, or any other agreement, contract or commitment relating to its operation, condition (financial or otherwise), liabilities, assets, earnings, working capital or the prospects of the WSJ Enterprises Business and which provides for future payments or receipts for any consecutive twelve month period in an amount of at least $25,000 (or, with respect to purchase orders, $25,000);

                           (ii) The enforceability of the agreements,
                  contracts, commitments and licenses referred to in Schedule
                  3.6 or Schedule 3.9 will not be affected in any manner by the execution and delivery of this Agreement, the Related Instruments or the consummation of the transactions contemplated hereby, except for the need to obtain the consents and those consents set forth in Schedule 3.10, all of which consents have been obtained except those as to certain leases of equipment from lessors indicated in such Schedule;

                           (iii) No outstanding purchase contract or
                  commitment of Seller relates to any business other than the WSJ Enterprises Business, is materially in excess of the ordinary and usual requirements of such business at the time entered into or, to the knowledge of Seller and the Stockholders, was entered into at any price materially in excess of the price paid or payable by Seller during the nine months ended September 30, 1996 or the year ended December 31, 1995, comparing where applicable prices paid or payable for similar quantities;

                           (iv) Neither Seller nor any of the Stockholders is
                  a party to or bound by any outstanding agreements, arrangements or contracts relating to the WSJ Enterprises Business or the Transferred Assets with any of the officers, employees, agents, consultants, advisors or salesmen of Seller that (A) is not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, except for those agreements set forth, along with their expiration dates, on Schedule 3.9, or (B) provides for the payment of any bonus or commission based on sales or earnings, the "Plans" listed on Schedule 3.17 and as permitted under Section 3.19;

                           (v) Seller is not a party to or bound by any
                  employment agreement, consulting agreement or any other agreement which contains any severance or termination pay liabilities;

                           (vi) To the knowledge of Seller and the
                  Stockholders, Seller is not in default under or in violation in a material respect of, nor, is there any basis for any valid claim of default under or violation of, in a material respect, any contract, agreement or commitment made or obligation of Seller or relating to the WSJ Enterprises Business, including, but not limited to, any material distribution agreement, sales representative agreement or dealer agreement;

                           (vii) Seller does not have (A) indebtedness for
                  borrowed money or the deferred purchase price for property, including guarantees of, or agreements to acquire, any such indebtedness of others, or (B) contract, commitment or arrangement for the borrowing of money or for a line of credit; and

                           (viii) None of Seller, the Stockholders, any
                  "Affiliate" of a Stockholder (meaning a member of the immediate family of, or any person controlling or controlled by, any Stockholder), an officer or director of Seller is a party to or bound by any agreement or arrangement for the sale of shares of Seller or (other than in the ordinary course of business and consistent with past practice) any of the assets or rights of Seller or which provides for the grant of any preferential rights to purchase any of the assets or rights of Seller.

                  (b) With respect to each contract and agreement listed on
Schedule 3.9, except as set forth therein, (A) it is valid, binding and in full force and effect and is enforceable by Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (B) to the knowledge of the Stockholders and Seller, neither Seller nor any other party thereto is in material breach of any obligation thereunder; and (C) there does not exist any material default under, or, to the knowledge of the Stockholders and Seller, any event or condition which, with the giving of notice or passage of time or both, would become a breach or default in any material respect under the terms of such contract or agreement on the part of Seller or on the part of any other party thereto.

                  (c) Since September 30, 1996, the Seller has not written up the value of any inventory, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs and write-ups in accordance with GAAP consistently applied; waived any rights of substantial value; or, to the knowledge of Seller and Stockholders, omitted to do any act, or permitted any act or omission to act, which will cause a material breach of any contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made herein.


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



         3.10 Leases. Schedule 3.10 attached hereto contains an accurate and complete list of leases (including all amendments thereof and modifications thereto, the "Leases") pursuant to which Seller leases real property and leases providing for rentals of at least $10,000 per annum of personal property. None of the Leases relate to any property or equipment owned or leased by any Stockholder or an Affiliate. To the knowledge of Seller and the Stockholders, Seller is not in default in any material respect with respect to any of the Leases which would permit the lessor thereunder to terminate such Lease and no event or condition has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default in any material respect thereunder, or would permit the lessor thereunder to terminate such Lease, increase any of the lessee's obligations or reduce the lessee's rights thereunder. All Leases are valid, binding and enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and are in full force and effect, and, except for the consents of lessors set forth in
Schedule 3.10 which consents have been obtained, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, will not require Seller or Buyer to procure the consent of any lessor in order for Buyer to succeed as lessee thereunder without any additional cost to or Buyer to Seller or a diminution of lessee's rights thereunder.

         3.11 Liabilities. To the knowledge of Seller and the Stockholders, Seller is not, except as set forth in Schedule 3.11, subject to any liabilities other than (i) those included in the September 30, 1996 Combined Balance Sheet; and (ii) accounts payable and accrued expenses which have arisen in the ordinary course of the WSJ Enterprises Business subsequent to September 30, 1996.

         3.12 Litigation. Except as set forth on Schedule 3.12 attached hereto, there are no claims, actions, proceedings pending and, to the knowledge of Seller and the Stockholders, threatened, and to the knowledge of Sellers and the Stockholders, there are no investigations or inquiries in progress, pending, threatened, against any Stockholder or Sellers, that could adversely affect the Transferred Assets, or the transactions contemplated hereby; nor, to the knowledge of Seller and the Stockholders, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. As a result of either the lack of a valid basis for, or the availability of an appropriate defense to, any claims, actions, suits, proceedings, inquiries or investigations set forth in Schedule 3.12, none of such claims, actions, suits, proceedings, inquiries or investigations will have a material adverse effect on the WSJ Enterprises Business or the Combined Financial Condition or the Combined Results of Operations.

None of the Stockholders nor the Seller is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a significant adverse effect on WSJ Enterprises Business or the Combined Financial Condition or Combined Results of Operations.

         3.13 Permits, Licenses, Etc. To the knowledge of Seller and the Stockholders, Seller does not require any permits, licenses, orders or approvals of governmental or administrative authorities (collectively the "Permits") to permit it to carry on the WSJ Enterprises Business as presently conducted (including, without limitation, those required under federal, state or local laws or regulations relating to pollution or protection of the environment) other than the Permits which it currently holds, all of which are described in Schedule 3.13. The conduct by Seller of the WSJ Enterprises Business through the date hereof has not and, to the knowledge of Seller and the Stockholders, the continuation of such business by Buyer after the Closing in the same manner as currently conducted will not, violate or infringe, and has not and, to the knowledge of Seller and the Stockholders, will not cause a default in any material respect under, any of the Permits or require Seller or the Buyer to obtain any additional Permits, and neither any Stockholder nor Seller has received any written notification of any threatened suspension or cancellation of any of the Permits which might be reasonably expected to have a material adverse effect on the WSJ Enterprises Business or the Combined Financial Condition or Combined Results of Operations.

         3.14 Assets Necessary to Business. Except as set forth in Schedule 3.14, the assets, properties, licenses and other agreements of Seller included in the Transferred Assets comprise all those required of Buyer to conduct the WSJ Enterprises Business, at least to the extent conducted by Seller as of September 30, 1996.

         3.15 Taxes. Seller has: (I) filed all returns required to be filed with respect to all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax (all the foregoing taxes, including interest and penalties thereon and including estimated taxes thereof, are hereinafter collectively referred to as "Taxes"), (ii) paid all Taxes required by law to be paid, and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received, except, with respect to all of the foregoing, to the extent that any claimed tax, fee, interest, assessment or penalty is not due or is being contested in good faith. No reserve is or will be required of Seller with respect to any Taxes relating to the income of Seller through the Closing. Seller has not received any notice of an examination having been made of Seller's federal income tax returns by the

Internal Revenue Service at least since December 31, 1992. Seller has not agreed to extend the time of assessment or collection of Taxes and is not a party to any action or proceeding by any governmental authority for the determination, assessment or collection of any Taxes. There is no examination pending or, to the knowledge of Seller or the Stockholders, threatened by taxing authorities relating to the determination, assessment or collection of any Taxes from Seller.

         3.16     Absence of Certain Changes or Events.

                           Since September 30, 1996:

                           (i) Seller has not sold or suffered any material
                  adverse change or loss or termination of or breach or default of any of the Business Rights set forth or referred to on the Schedules to this Agreement and there has been no material adverse change, or, to the knowledge of Seller and the Stockholders, is any material adverse change threatened or anticipated, in the combined net sales, Combined Financial Condition or Combined Results of Operations from the amounts reflected on the September 30, 1996 Combined Balance Sheet and the Combined Statement of Income for the nine months then ended or, to the knowledge of Seller and the Stockholders, in the prospects for WSJ Enterprises Business, and Seller and the Stockholders do not know of any event which is or might reasonably be expected to have a material adverse effect on such net sales, condition or results or prospects;

                           (ii) Seller has not permitted, allowed or suffered
                  any of its assets (tangible or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind; not canceled any material indebtedness (individually or in the aggregate) owing to it or waived any claims or rights of substantial value; and not sold, transferred or otherwise disposed of any of its property or assets (tangible or intangible) except in the ordinary course of business and consistent with past practice;

                           (iii) Seller has not paid, loaned or advanced any
                  amount to, or sold, transferred or leased any properties or assets (tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or employees, or increased the compensation to its officers and employees at rates exceeding the rates of compensation paid during the nine months ended September 30, 1996;

                           (iv) Seller has not experienced any material labor
                  dispute or difficulty;

                           (v) Seller has not made capital expenditures or
                  commitments for additions to property, plant, equipment or for any other purpose which are more than TwentyFive Thousand Dollars ($25,000) in the aggregate; or suffered any casualty loss or losses with respect their its assets (whether or not insured against) which in the aggregate exceed Twenty-Five Thousand Dollars ($25,000).

         3.17     Employee Benefit Plans; ERISA.

                  (a) Except for the profit-sharing, medical, health and severance plans set forth on Schedule 3.17, Seller does not maintain, administer or otherwise contribute to any Employee Benefit Plan, as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to any provision of ERISA and covers any employee, whether active or retired ("Employee Plans"). None of the Employee Plans set forth on Schedule 3.17 is a "multi-employer plan," as defined in
Section 3(37) of ERISA, and Seller has not been obligated to make a contribution to any Employee Plan within the past five years on behalf of any employee. Except for those which will be terminated or canceled on or prior to the Closing, Seller does not maintain any form of current or deferred compensation (other than base salary and base wages), bonus, incentive compensation, profit sharing, stock option, stock appreciation right, severance or separation pay, retirement, pension, salary continuation, group or individual health, dental, medical, life insurance, survivor benefit or similar plan, policy or arrangement for the benefit of any employee, whether active or retired, of any class or classes of its employees ("Benefit Arrangements"). The Stockholders have provided or caused to be provided to Buyer (i) a copy of each Employee Plan and Benefit Arrangement, and a copy of each of the documents (including trust agreements and other funding arrangements and summary plan descriptions) under which each such Employee Plan and Benefit Arrangement is operated; (ii) the most recent annual report, if any, required to be filed with the government or any agency thereof; (iii) with respect to any Employee Plans which are intended to be qualified under
Section 401(a) of the Code, a copy of the most recent determination letter from the Internal Revenue Service on the Plan's qualified status and a copy of the application for such letter; and (iv) a schedule showing either the annual cost or the current value of all benefits of each Employee Plan and Benefit Arrangement. With respect to all Employee Plans and Benefit Arrangements, Seller is in compliance in all material respects with the terms of each such plan or arrangement and, to the knowledge of Seller and the Stockholders, with the requirements prescribed by any and all Laws as defined in Section 3.19 currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. Since December 31, 1995, the Employee Plans and Benefit Arrangements have not been amended nor, except pursuant to their terms as in effect on December 31, 1995, have any payments or contributions been made under such Plans or Arrangements. Since December 31, 1995, Seller has not failed to make any contribution to, or pay any amount due and owing as required by applicable law or by the terms of, any Employee Plan or Benefit Arrangement. The obligations of Seller with respect to any Employee Plan and Benefit Arrangement is fully funded. There is no pending or, to the knowledge of Seller or the Stockholders, threatened legal action, proceeding or investigation against Seller or any Employee Plan or Benefit Arrangement with respect to the employees of Seller, other than routine claims for benefits, which could result in liability to such plans of Seller. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of separation pay or otherwise) becoming due from Seller to any current or former consultant or employee of Seller or in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former consultant or employee of Seller, or in the denial or reversal of any deductions taken by the Seller with respect to payments or distributions under such plan.

                  (b) The Stockholders, some of whom have been employees of WSB and the participants of the ESOP Plan and Trust have represented and warranted to BBI in the WSB Stock Agreement that the ESOP Plan and Trust has complied with all Laws, not limited to ERISA and the Code and regulations thereunder, in connection with its administration and operation, and the sale by the ESOP WSB Stockholder to BBI of the outstanding shares of capital stock of WSB. The Seller and Stockholder hereby represent and warrant that any failure, of the ESOP WSB Stockholder to so comply has not and will not result in any loss, liability, expense or claim against BBI or any of its subsidiaries, including the Buyer.

         3.18 Insurance. Since December 31, 1992, Seller has, in full force and effect, insurance against fire, liability, and other claims set forth in
Schedule 3.18 hereto in amounts and against such losses and risks as therein set forth. The Schedule lists all the insurance policies maintained by Seller each of which is valid, outstanding and binding. Such policies are sufficient for compliance with all requirements of law and of all agreements with respect to the operation of Seller and WSJ Enterprises Business and the coverage provided thereby with respect to any act or event occurring on or prior to the Closing will not in any way be affected by or terminate or lapse by reason of this

Agreement or the transactions contemplated by this Agreement and all will be transferred at the Closing to Buyer, without any cost to Buyer.

         3.19 Compliance with Applicable Law. Except as set forth in Schedule
3.19 attached hereto: (a) Seller has complied in all material respects with respect to its operations, practices, real property, plants, structures, machinery, equipment, vehicles and other property, and all other aspects of its business, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, orders, writs and injunctions of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, "Laws"), including, but not limited to, all Laws relating to the safe conduct of business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities, trademark and copyright to the extent that failures to comply in the aggregate have not and will not result in a loss, liability or expense to Seller or Buyer, except where the failure or failures to comply would not have in the aggregate a materially adverse effect on the WSJ Enterprises Business or its prospects or the financial condition or results of operations of Seller; and (b) neither Seller nor any of the Stockholders have received notification which is currently outstanding or uncured of any asserted present or past failure to so comply. There has not been any storage, generation, manufacture, refinement, transportation, production, treatment or disposal of solid wastes, toxic wastes or hazardous wastes or substances by Seller or, to the knowledge of Seller and the Stockholders, at the real properties leased or owned by Seller in violation of any applicable Law or Permit or which would require significant remedial action under any applicable Law or Permit. There has never been any spill, discharge, leak, emission, injection, escape, dumping or any other release by Seller of any kind onto any real property into the environment surrounding such real properties of any solid wastes, toxic wastes or hazardous wastes or substances as such terms are defined under any law.

         3.20 No Consents. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any distribution agreement, sales representative agreement, dealer agreement, or any other contract, agreement, instrument or lease to which Seller or any Stockholder is a party, is required for the execution, delivery or performance of this Agreement or any of the Related Instruments by Seller or any Stockholder, as applicable, or the consummation by such party or parties of the transactions contemplated hereby or thereby, except for those written consents set forth on Schedules 3.9 and 3.10, all of which have been obtained by Seller or the Stockholders other than those relating to personal property which have been noted on Schedule 3.10 as not having the consents of the lessors.

         3.21 Full Disclosure. No representation or warranty of Seller and Stockholders made in this Agreement, the Related Instruments or any written statement furnished to the Buyer pursuant hereto or the Related Instruments or Closing Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not materially misleading.

         3.22 Bulk Sale. The consummation of the sale of the Transferred Assets is not subject to any laws relating to "bulk sales" .

                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF BUYER AND BBI

         To induce Seller and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and BBI jointly and severally represent and warrant to Seller and the Stockholders as follows:

         4.1 Organization and Qualification. Each of Buyer and BBI is a corporation duly organized, validly existing and in good standing under the laws respectively of New York and of Delaware.

         4.2 Authorization of Agreements. This Agreement has been duly authorized. This Agreement and the Closing Documents have been duly executed and delivered by Buyer and BBI, constitute the valid and binding obligations of Buyer and BBI and are enforceable against Buyer and BBI in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforce ment of creditors' rights generally and, except to the extent that the remedy of specific enforcement or injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

         4.3 Authority to Buy. Buyer and BBI have all requisite corporate power and authority: (I) to execute, deliver and perform this Agreement and the Closing Documents, and (ii) to carry out the transactions contemplated hereby and thereby. All necessary corporate proceedings of Buyer and

BBI have been duly taken to authorize the execution and delivery of this Agreement by Buyer and BBI and the performance of the transactions contemplated hereby.

         4.4 No Consents. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any agreement to which Buyer or BBI is a party, is required for the execution, delivery or performance by Buyer or BBI of this Agreement.

         4.5 No Violation. The execution and delivery by the Buyer and BBI do not and their performance of this Agreement and the Closing Documents will not, with or without the giving of notice and/or the passage of time, violate any provisions of law applicable to the Buyer or BBI or conflict with, result in the breach or termination of, any provision of, constitute a default under, or give any party other than the Buyer or BBI the right to accelerate any obligation under the Buyer's or BBI's certificate of incorporation, as amended or by-laws, as amended, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which Buyer or BBI is a party, or, with or without the giving of notice and/or the passage of time, conflict with or result in a material breach of any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which the Buyer or BBI is subject or by which any of the assets of the Buyer or BBI may be bound.

         4.6 Litigation. There are no claims, actions, proceedings, pending or in progress, pending, or, to the knowledge of Buyer and BBI, threatened, and to the knowledge of the Buyer and BBI, there are no investigations or inquiries in progress, pending, or, threatened, against the Buyer or BBI, that could affect Buyer or BBI, or the transactions contemplated hereby; nor, to the knowledge of the Buyer and BBI, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation.

         4.7 Securities Law Disclosures. BBI has filed all forms, reports, statements, or other documents required to be filed by BBI with the Securities and Exchange Commission ("SEC") and NASDAQ/ NMS, including, without limitation: (a) its Registration Statement or Form S-1 as declared effective by the SEC on April 8, 1996, (b) its Quarterly Reports on Form 10-Q for the quarters ended April 30, 1996, June 30, 1996 and September 30, 1996, (c) all reports on Form 8-K and (d) all amendments and supplements to all such reports and registration statement (collectively, the "BBI SEC Reports"). As of the respective filing dates, the BBI SEC Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act of 1933 (the "Securities Act"), as applicable. The BBI SEC Reports did not at the time they were filed contain any untrue statement of material fact, or omit to state a material fact required to be stated therein that was necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.8 Full Disclosure. No representation or warranty of Buyer or BBI made in this Agreement or any written statement furnished by the Buyer or BBI to Seller or the Stockholders pursuant hereto or the Closing Documents contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE V
                         CERTAIN ADDITIONAL AGREEMENTS

         5.1 Transfer Taxes. Seller shall pay all transfer taxes payable with respect to the transfer of the Transferred Assets to Buyer.

         5.2 Full Access. Until the earlier of five (5) years after the Closing Date or the expiration of any applicable statute of limitations, the Buyer will, with respect to financial, employment or tax matters relating to the Transferred Assets and the WSJ Enterprises Business for the periods prior to the Closing, (I) retain, and as the Seller or a Stockholder may reasonably request, permit the Stockholders and their representatives, including counsel and accountants, to inspect and copy the Books and Records of the Seller related to in the Transferred Assets for periods ending on or prior to the Closing Date.

         5.3 Receivables. To the extent payment for the Uncollected Accounts required by Section 5.6 of the BN Stock Agreement has not been made by the BN Stockholders as provided in that Section, Seller shall promptly pay BBI the amount of the deficiency.

                                  ARTICLE VI
                                NON-COMPETITION

         6.1      Non-Competition.

                  In consideration of this payment of $25,000 to Seller in the form of a wire transfer of federal funds to the bank account at the McHenry State Bank, McHenry, Illinois designated to BBI by Seller in that amount, each of the Stockholders and the Seller agree that such Stockholder or the Seller, as the case may be, shall not, directly or indirectly, at any time during the period commencing with the Closing and ending on a date two (2) years following the later of the Closing or the date of the termination of such employment of the Stockholder with BBI or any subsidiary of BBI, (i) compete, directly or indirectly, with Buyer in the conduct of the battery distribution business of BBI and its subsidiaries, including Battery Network and WSB or (ii) except on behalf of the BB1 or its subsidiary, directly or indirectly solicit for employment by others any employees of BB1, or any of its subsidiaries to perform duties with respect to any aspect of such business; provided, however, that Buyer or Battery Network is not then in breach of any obligation to Seller or such Stockholder under this Agreement or under an employment agreement with the Stockholder and that nothing contained in this Section 6.1 shall prevent (A) Seller and Stockholders and their Affiliates from purchasing in the aggregate as an investment less than 5% in the aggregate of the outstanding securities of any corporation whose securities are regularly traded on any national security exchange or in the over-the-counter market or (B) the wife of WSS and her brother from continuing to own and operate Battery Connection, Inc. a battery catalogue business.

         6.2 Injunctive Relief. The Seller and each Stockholder hereby expressly acknowledge that money damages might be difficult to calculate and may not adequately compensate the Buyer in connection with an actual or threatened breach by Seller or a Stockholder of the provisions of Sec tion 6.1 hereof. Accordingly, Seller and Stockholders hereby expressly agree that Buyer and BBI shall be entitled to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of Section 6.1 hereof, without being required to post any security or bond, and in addition shall be entitled to pursue any other available remedies at law or equity, including the recovery of money damages, in respect of the actual or threatened breach of the provisions of said Section.

                                  ARTICLE VII
                                   REMEDIES

         7.1 Survival of Representations and Warranties. The right of a party to maintain any proceeding or action against another party hereto based on a breach of a representation and warranty or default of a covenant in this Agreement or pursuant hereto made by any party shall survive the Closing for a period of two years except (i) with respect to representations and warranties with respect to Taxes and under Section 3.17(b) which shall survive for the applicable statute of limitations period and (ii) such right shall survive any investigation made at any time by or on behalf of any other party.

         7.2 Indemnification by the Stockholders. Subject to Section 7.6, Seller and the Stockholders jointly and severally agree to indemnify, defend and hold harmless Buyer and BBI and its controlling persons and controlled persons, successors and assigns (hereinafter in this Article VII collectively referred to as Buyer unless the context otherwise indicates) from and against any and all claims, demands, losses, costs, obligations, liabilities, interest thereon, penalties and expenses, including reasonable attorneys' fees and expenses (all the foregoing being hereinafter sometimes collectively referred to as "Article VII Damages") occasioned by, arising out of or resulting from any breach or default of any of the representations and warranties of Seller or the Stockholders or of the covenants of Seller or the Stockholders in this Agreement, the Related Instruments or in any Exhibit or Schedule to, or any certificate, agreement or other instrument furnished pursuant to, this Agreement or the Related Instruments or any facts or circumstances constituting such a breach or default.

         7.3 Indemnification by Buyer and BBI. Subject to Section 7.6, Buyer and BBI jointly and severally agree to indemnify, defend and hold harmless the Seller and Stockholders and their respec tive successors and assigns from and against any and all Article VII Damages occasioned by, arising out of or resulting from any breach or default of any of the representations, warranties or covenants of Buyer or BB1 contained in this Agreement or a Related Instrument or in any Exhibit or Schedule to, or any certificate, agreement or other instrument furnished pursuant to, this Agreement or a Related Instrument or any facts or circumstances constituting such breach or default.

         7.4 Claims for Indemnification. A party seeking indemnification for
Article VII Damages (the "Indemnified Party"), as a condition of asserting claims for indemnification, shall notify the other party (the "Indemnifying Party") in writing of any event, or of any facts, which, in its opinion, entitle or may entitle the Indemnified Party to indemnification under this
Article VII. The notice from the Indemnified Party shall specify all facts then known to it relating to its claim for indemnification and the amount or estimated amount of the liability arising therefrom. The right of the Indemnified Party to indemnification and the amount or the estimated amount thereof, as set forth in the notice, shall be deemed agreed to by the Indemnifying Party unless, within 30 days after the mailing of such notice, the Indemnifying Party notifies the Indemnified Party in writing that it disputes the right of the Indemnified Party to indemnification as set forth or estimated in the notice or that the Indemnifying Party elects to defend, in the manner provided in Section 7.5 hereof, the claim giving rise to such indemnification right. If the Indemnified Party shall be duly notified that the Indemnifying Party disputes such claim as aforesaid, the parties shall endeavor to settle and compromise such dispute but no such settlement or compromise shall be effected without the consent of both. If unable to do any of the foregoing, such dispute as to indemnification shall be determined by appropriate litigation (which shall mean when the claim has been finally determined by a court or tribunal from which determination no appeal is or may be taken or when the defense thereto has been abandoned); and any right of an Indemnified Party to indemnification established by reason of such settlement, compromise, or litigation shall be promptly thereafter paid and satisfied by the Indemnifying Party.

         7.5 Right to Defend. If the facts giving rise to indemnification shall involve any actual or threatened claim or demand by any other third party against an Indemnified Party, the Indemnified Party may upon written request require the Indemnifying Party, at the expense of the Indemnifying Party through counsel of its own choosing, to defend or prosecute such claim or demand in the name of the Indemnified Party, as the case may be (without prejudice to the right of the Indemnified Party to participate through counsel of its own choosing at its own expense). The Indemnified Party shall cooperate in the defense or prosecution of said claim or demand, including providing the Indemnifying Party with access to such books and records of the Indemnified Party in the possession of the Indemnified Party, which shall be reasonably deemed by the Indemnifying Party to relate to said claim or demand, and shall be entitled to be reimbursed, as provided in Sections 7.2, 7.3 or 7.7, for all costs and expenses incurred by it in connection therewith. No settlement shall be effected by an Indemnified Party to which it may claim indemnification from an Indemnifying Party without the consent of the Indemnifying Party but such consent shall not be unreasonably withheld.

         7.6 Limitations. Except for damages arising with respect to the representation in Section 3.17(b) and the covenant contained in Section 5.3 (the "Unlimited Damages"), neither the Seller and Stockholders nor the Buyer and BBI, as the case may be, will be obligated to indemnify, defend or hold the other party or parties harmless with respect to any Article VI Damages asserted by it until such damages exceed the sum of $50,000 in the aggregate (the "Threshold") and then indemnification shall be to the extent of all
Article VI Damages above the Threshold amount. In determining the Threshold, there should be included, with respect to the Seller's and the Stockholders' obligations hereunder, all damages under Article VII of the BN Stock Agreement (other than Unlimited Damages as defined in that agreement) and all damages under Article VI of the WSB Stock Agreement (other than Unlimited Damages as defined in that agreement) suffered by the Buyer and BBI (collectively, along with the Article VII Damages hereunder, other than Unlimited Damages, hereinafter referred to as the "Buyer's and BBI's Aggregate Damages"). In no event shall the Buyer's and BBI's Aggregate Damages for purposes of indemnification of the Buyer and BBI exceed a limit (the "Damages Limit") of $3,000,000 plus the shares of Common Stock of BBI and options to purchase shares of Common Stock of BBI issued to the Battery Network Stockholders pursuant to the BN Stock Agreement (such shares and options collectively referred to as the "Equity Portion of the Damages Limit"). Buyer and BBI agree that the Unlimited Damages shall be paid in cash and payment of the Buyer's and BBI's Aggregate Damages shall be sought first from the BN Stockholders before Buyer and BBI shall require payment from the Sellers and the Stockholders of Article VII Damages, with the cash payments of Buyer's and BBI's Aggregate Damages pursuant to the BN Stock Agreement to be credited to the Buyer's and BBI's Aggregate Damages. In no event shall Buyer and BBI require the Seller, WS Senior or Dolores Sapp to make payment of the Equity Portion of the Damages Limit.

         7.7 Litigation; Remedies Cumulative. In the event of litigation to enforce this Agreement or any provision thereof, the prevailing party, in addition to any other relief such party may be awarded, shall be entitled to recover its reasonable attorneys' fees, including those incurred with respect to any appellate proceeding. Except as herein expressly provided, all remedies provided in this Agreement, including, but not limited to, those pursuant to
Section 6.2 and Articles VII and Section 8.5 shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

                                 ARTICLE VIII
                                 MISCELLANEOUS

         8.1 Expenses. Each party hereto shall pay its own expenses incidental to the negotiation, preparation and consummation of this Agreement, the Related Instruments and Closing Documents and all other agreements executed and delivered by it hereunder or in connection herewith and the transactions provided for herein and therein, including all fees and expenses of its or their respective counsel and accountants, except that the fees and expenses of Deloitte & Touche LLP for its services in auditing and reviewing the Audited Financial Statements and shall be borne by Buyer and BBI.

         8.2 Further Actions. At any time and from time to time after the Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         8.3 Commissions and Finders' Fees. Except for the fees of Founders Management Services, Inc. ("Founders"), the fees of which shall be the sole responsibility of Buyer and BBI, each of the parties represents that it has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement, which may be directly or indirectly asserted against the other parties. Buyer and BBI agrees to be fully responsible to pay all fees due to or claims of Founders and to indemnify and hold Seller and Stockholders harmless from and against all liability, loss, cost, charge or expense, including reasonable counsel fees, arising from claims of Founders for any fee or commission with respect to the transactions contemplated by this Agreement or pursuant to all outstanding agreements between Founders and Buyer.

         8.4 Knowledge of Seller. For purposes of this Agreement "knowledge of the Seller" shall mean the knowledge of any of its officers or directors and other persons employed by Seller with managerial responsibilities.

         8.5 Injunctive Relief. The Buyer, BBI, the Seller and the Stockholders acknowledge and agree that in view of the uniqueness of WSJ Enterprises Business, damages at law would be insufficient for breach of any of their respective covenants in this Agreement. Accordingly, the parties hereto agree that in the event of a breach or threatened breach of any provisions of this Agreement, the Buyer and BBI or the Seller and the Stockholders, as appropriate, shall be entitled to equitable relief in the form of an injunction to prevent irreparable injury without being required to provide any security or post any bond. Nothing herein shall be construed as prohibiting any party hereto from pursuing any remedies, including damages, for breach or threatened breach of this Agreement.

         8.6 Further Assurances. Each party hereto shall, from time to time after the Closing, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer and assumption, and take such other actions as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

         8.7 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

                  (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

                  (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         8.8 Entire Agreement; Modification. This Agreement, the Related Instruments and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements and understandings between them (and all prior representations and warranties) concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

         8.9 Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given (I) when mailed by registered or certified mail, return receipt requested, (ii) when telecopied, provided a copy of the notice is mailed by registered or certified mail, return receipt requested, within one business day following the date of the telecopied transmission, or (iii) when hand delivered to the party to whom it is to be given at the address of such party set forth below, as follows:

                  If to the Seller at its address or to the Stockholders at his address set forth in the first paragraph of this Agreement:

with a copy to:

                  Berger, Newmark & Fenchel, P.C.
                  222 North LaSalle Street
                  Suite 1900
                  Chicago, Illinois 60601-1199
                  Attention: Michael R. Wolfe, Esq.
                  Fax (312) 782-6491

                  If to Buyer or BBI:

                  Batteries Batteries, Inc.
                  Battery Requisition COPY
                  c/o Founders Equity, Inc.
                  200 Madison Avenue
                  New York, New York  10016
                  Attention:  Mr. Warren H. Haber
                              Chairman of the Board
                  FAX: (212) 953-0626
with a copy to:

                  Leo Silverstein, Esq.
                  Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC Citicorp Center, 56th Floor
                  153 East 53rd Street
                  New York, New York  10022
                  FAX: (212) 371-5500

or at such other address as a party shall from time to time designate by written notice, in the manner provided herein, to the other parties hereto.

         8.10 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         8.11 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of Seller, the Stockholders, the Buyer and BBI and their respective heirs, representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and any purported assignment without such consent shall be void, except that (A) the Buyer may assign this Agreement to any corporation in which it owns 100% of the outstanding shares of voting stock and agrees to be bound by the provisions of the Agreement, provided that BBI guaranties the obligation of the assignee, and (B) the Buyer and BBI may collaterally assign their rights under this Agreement to IBJ Schroder Bank & Trust Company ("IBJ") as Agent and Lender under the Revolving Credit, Term Loan and Security Agreement among Buyer, BBI, subsidiaries of BBI, Battery Network, WSB and IBJ as Agent and Lender.

         8.12 No Third-Party Beneficiaries. Except for rights of Indemnified Parties under Article VII hereof, the rights of the parties under the Related Instruments or the assignees permitted under Section 8.11, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

         8.13 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         8.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.15 Governing Law. This Agreement and all amendments thereof shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within the state, without giving effect to the principles of conflict of laws which may be applied thereby. Service of process on Buyer, BBI, Seller and the Stockholders, as the case may be, in any action arising out of or relating to this Agreement shall be effective upon Buyer, BBI Seller or the Stockholders, as the case may be, if mailed to the address listed in Section 8.9 hereof.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                        BATTERIES BATTERIES, INC.

                                        By:   /s/      John Teeger
                                           -----------------------------------
                                           Title


                                        BATTERY ACQUISITION CORP.

                                        By:   /s/      John Teeger
                                           -----------------------------------


                                        WSJ ENTERPRISES, INC.

                                        By:   /s/   Dolores N. Sapp
                                           -----------------------------------
                                                                 , President


                                        STOCKHOLDERS:

                                              /s/    William S. Sapp
                                        --------------------------------------
                                        William S. Sapp

                                             /s/    Dolores Sapp
                                        --------------------------------------
                                        Dolores Sapp

                                             /s/    Susan Grandt
                                        --------------------------------------
                                        Susan Grandt
                                        Attorney & Agent

                                             /s/  William Steven Sapp
                                        --------------------------------------
                                        William Steven Sapp
                                        Attorney & Agent

                                            /s/      James Sapp
                                        --------------------------------------
                                        James Sapp

                             ASSET PURCHASE AGREEMENT AMONG
 BATTERIES BATTERIES, INC., BATTERIES ACQUISITION CORP., WSJ ENTERPRISES, INC.
                      AND THE WSJ ENTERPRISES, INC. STOCKHOLDERS

                          SCHEDULE 1.2(A)

Transferred Assets: None

                          SCHEDULE 1.2(B)


Lease Security Deposits: None

                          SCHEDULE 1.2(C)


None

                          SCHEDULE 1.2(D)


Intangible Assets: None

                          SCHEDULE 1.2(E)



None

                          SCHEDULE 1.2(E)-1


FOREIGN RECEIVABLES

                          SCHEDULE 1.2(G)



None

                          SCHEDULE 1.2(H)



None

                          SCHEDULE 1.2(L)



None

                          SCHEDULE 3.5



Tangible Assets: None

                          SCHEDULES 3.6



Intangible Assets:

          Pending trademark "Absolute"
          Registered trademark - "Battery Network"

                          SCHEDULE 3.12



Litigation:

Blenheim Group USA, Inc. vs. Battery Network

                          SCHEDULE 3.13


Permits--Licenses

          California--Sellers Permit, California City of Escondido

	  New Jersey--Sales and Use Tax Recycling Permit

          Illinois--Illinois Department of Revenue

          Washington--Certificate of Coverage--Master License

          License Agreement--De Pew Engineering Inc.

                          SCHEDULE 3.17


Employee Benefit Plan:

         Alexander Battery Co. East, Inc. Specimen Profit Sharing Plan Adoption Agreement and

         Alexander Battery Co. East, Inc. Specimen Profit Sharing Plan & Trust

         Alexander Battery Co. West, Inc. Specimen Profit Sharing Plan & Trust

         Alexander Battery Co. South, Inc. Specimen Profit Sharing Plan Adoption Agreement and

         Alexander Battery Co. South, Inc. Specimen Profit Sharing Plan & Trust

         W.S. Battery & Sales Co., Inc. Employee Stock Ownership Plan and Trust and

         W.S. Battery & Sales Co., Inc. Specimen Money Purchase Pension Plan & Trust

         Battery Network, Inc. Specimen Profit Sharing Plan Adoption Agreement and

         Battery Network, Inc. Specimen Profit Sharing Plan & Trust

                          SCHEDULE 3.18


Insurance:

INSURANCE COMPANY     POLICY NO.          STATE       TYPE OF INSURANCE
-----------------     ----------          -----       -----------------

State Farm           93-95-5868-5        Illinois     Business & Liability
State Farm           98-07-3606-4        Washington   Business & Liability
State Farm           93-Mo-1343-1        IL, WA, NJ   Workers Comp. & Employers
                                                       Liability
Met Life             176866 EBPG         IL           Health/Life
Robt. Drier Co.      WN96-538430-05      CA           Workers Com. & Employers
                                                       Liability
Bankers Std. Co.     D2 61 19 479        CA           Commercial Property &
                                                       General Liability
Blue Shield CA       H82188              CA           HMO Health Plan
Private MedCare      8634                CA           Group Dental Services
Sentry Ins.          44-66422-02-00-961               Commercial Property
                     44-66422-01         NJ            Liability and Umbrella
                                                       Coverage
Met Life             k76892              NJ           Health/Life

                          SCHEDULE 3.19



Compliance with Applicable Law: None

                          SCHEDULE 3.9



Contracts and Commitments

A. Manufacturer/Representative Agreements between Absolute Battery and:

     BERRY MARKETING, INC. for Alaska, Washington, Western Oregon, Western Montana and Western Idaho, commencement 7/12/95

     MARKETING SERVICES OF KANSAS for Iowa, Nebraska Missouri and Kansas, except Intelligent Electronics and Inacom, commencement 9/1/95

     NEW HORIZONS for Illinois and Wisconsin, commencement 2/23/1995

     NEW ERA SALES for Northern NJ and New York, commencement 5/17/95

     SILVERMAN SAYER SERVICES for Florida except Tech Data, commencement 2/7/95

     TCG, THE CONNECTION GROUP INC. for Texas, Oklahoma, Louisiana, Arkansas except Daisytek and CompuCom, commencement 9/1/95

     PIONEER MARKETING for New England, upstate New York, sourthern Connecticut state line to northern Maine west to New York except MacWarehouse, commencement 2/1/96

     ROY BRAKE & ASSOCIATES for Colorado, Utah, Idaho, Wyoming and Montana, commencement 12/7/95--Note says there is an Addendum adding Arizona, New Mexico and Southern Nevada.

     INCREMENTAL SALES for Northern California, except Van Star, Momentum and MicorSystems, and Northern Nevada

B. Agreement Between Burlington Northern Railroad Company, the Atchison, Topeka and Santa Fe Railway and Battery Network made on September 1, 1996 through November

C. Distributor Agreements Between Battery Network, Inc., Absolute Battery Co. and the following distributors:

     ABSOLUTE BATTERY CANADA, INC./BATTERY NETWORK CANADA/PHILIPE SIMARD IND. for the territory of Canada and Cuba

     ABSOLUTE BATTERY UK LTD/BATTERY NETWORK EUROPE LTD./MARTIN AGAR IND. for the United Kingdom and the European Economic Community ("EEC")

                          SCHEDULE 3.9 CONTINUED...


D. Summaries of McHenry Agreements with:

          Jim Lewis
          George Johnson
          Don Smith
          John Miller
          Bill Faris

E. Summaries of New Jersey Agreements with:

          Tom Mazzante
          Sandro Lanni
          Ken Wilson
          Karen Wilson
          Pamco
          Mike Langella
          Greenshed Sales/Cary Martin
          Bryan Whitney
          Armondro Toral, Jr.
          Canada: Contract
          U.K.: Contract
          Marvin Mocskowicz

F. Summaries of San Diego Verbal Sales Agreements with:

          Tim Jacubowski
          Dave Zeman
          PJH Sales and Marketing Inc. (Pat Huberty)
          Dennis Woods
          Don Ritchie

                          SCHEDULE 3.10


Lease Equipment:

          Telephone system in North Branch, New Jersey
           Commencement 6/6/94; term 60 months; monthly rental payment $1,022.30 Additional payment of $61.09 per month for 800 GS/LS Module

          One Yale Sit Down Electric Forklift

                          SCHEDULE 3.11


Liabilities--None